INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of General Instrument Corporation on Form S-8 of our reports dated February 2, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of General Instrument Corporation for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Chicago, Illinois
March 5, 1997